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                                                                    Exhibit 10.3

                              ENGAGEMENT AGREEMENT

          THIS AGREEMENT made as of January 1, 2002 (the effective date), by and between ON Technology Geschaftsfuhrungs GmbH, a German corporation (the "Company"), and Mr. Harald Faulhaber (the "VP EMEA Operations").

          WHEREAS, the VP EMEA Operations has been a Sales Director of the Company in the past, and the VP EMEA Operations and the Company now desire to enter into a new relationship.

          NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for good and valuable consideration the parties agree as follows:

          1. New Engagement. The prior relationship between the parties is hereby terminated. The Company hereby re-engages the VP EMEA Operations as Geschaftsfuhrer, and the VP EMEA Operations hereby accepts such engagement by the Company, upon the terms and conditions hereinafter set forth.

          2.   Management Duties

               2.1. The VP EMEA Operations shall be entitled and obliged to represent the Company and to manage the business in accordance with all applicable laws and statutory regulations, the articles of incorporation, the rules of administration, if any, as well as the provisions hereof, and shall be bound by shareholders' resolutions.

               2.2. The VP EMEA Operations shall bear particular responsibility for all operative activities in Europe, Australia, New Zealand, The Middle East, Far East, and Africa.

               2.3. The VP EMEA Operations shall in all situations obtain the prior consent of the Company's Stockholders for matters exceeding the day-to-day running of the business of the Company, including those examples listed in Appendix A1 hereto.

               2.3. The VP EMEA Operations shall report to the President of ON Technology Corporation ("ON Technology"), a Delaware USA corporation and the indirect parent of the Company.

               2.5. The VP EMEA Operations shall execute his office with the care and diligence of a prudent businessman and shall faithfully perform the duties entrusted to him by law and contract. He shall be obligated to serve and promote the business of the Company to the best of his ability, for the purpose thereof he shall place at the disposition of the Company all of his knowledge and ability as well as his entire working capacity, and agrees not to accept or perform full or part time employment or consulting services, or other "freelance" activities for any other business or non-profit entity, unless otherwise approved in writing by the Company's stockholders. The PC shop, which is legally owned by the VP EMEA Operations, is approved by the stockholders. The VP EMEA Operations may, however, render general business advice to third parties without remuneration or in connection with the VP EMEA Operations investment activities so long as such activity does not; (a) constitute employment by another company, (b) violate the VP EMEA Operations Non-Solicitation obligations set forth in Section 9 herein; or (c) interfere with the VP EMEA Operations's said full time and best efforts obligations to the Company.

          3. Term. The VP EMEA Operations's term of engagement (the "Engagement Period") under this agreement is open-ended.

          4. Compensation. The Company agrees to pay the VP EMEA Operations as follows in consideration for his services hereunder:

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               4.1. Base Salary. Company hereby agrees to pay the VP EMEA
          Operations an annual salary of one hundred sixty six thousand six hundred sixty seven Euros ((euro) 166.667) per year beginning as of the Effective Date (the "Base Salary") in accordance with Company's present payroll policies.

               4.2. Incentive Compensation. In addition, the VP EMEA Operations will be eligible for an annual incentive bonus, payable under the terms of the executive compensation plan of the ON Technology (such plan described in Schedule 2 hereof), of one hundred sixty six thousand six hundred sixty seven Euros ((euro) 166.667), at 100% of achievement of objectives. The objectives for each year will be agreed upon at the beginning of each year.

          5. Other Benefits. The VP EMEA Operations shall also be entitled to the following benefits of the Company.

               5.1. Vacations. The VP EMEA Operations shall be entitled to 30 days' paid vacation time per year.

               5.2. Additional Compensation and Benefits. The VP EMEA Operations shall receive the following additional benefits; a leased company car of his own choice up to a total leasing sum of (euro) 2000 net per month during his employment with the Company. The VP EMEA Operations may also use this vehicle for private purposes. Operating and maintenance expenses will be paid by the company with the exception of costs of gasoline used for vacation trips. The vehicle may only be used by a third party upon prior approval of the Company. The VP EMEA Operations is responsible for paying the tax imposed on the monetary advantage of the private use of the vehicle Upon termination of this Agreement for any reason, the VP EMEA shall return the company car to the Company immediately upon the date of termination. For purposes of clarification: (i) in the event this Agreement is terminated by the Company pursuant to the provisions of Section 6.1(d), the VP EMEA Operations shall be entitled to use the company car as described in this Section 5.2 during the one hundred eighty day notice period described in Section 6.1(d); and (ii) in the event this Agreement is terminated by the VP EMEA Operations pursuant to the provisions of
          Section 6.2(b), the VP EMEA Operations shall be entitled to use the company car as described in this Section 5.2 during the one hundred eighty day notice period described in Section 6.2(b), provided, however, that the VP EMEA Operations shall be responsible for all operating and maintenance expenses incurred during such 180-day period.

               The VP EMEA Operations will also be entitled to such additional compensation and benefits as the Company may award from time to time at its sole discretion.

               5.3. Expenses. The VP EMEA Operations shall be entitled to reimbursement, upon substantiation thereof in accordance with the Company's standard procedure, for all reasonable expenses in the ordinary course of business, and incurred by the VP EMEA Operations in the furtherance of the Company's business.

               5.4. Corporation Benefits. The VP EMEA Operations shall also receive the benefits provided to an officer of ON Technology.

          6.   Termination. Termination may occur as follows:

               6.1. By the Company. The Company may terminate the VP EMEA Operations's engagement as follows:

               (a)  Without notice for "cause" as defined in 6.3 herein;
               (b)  Upon death of the VP EMEA Operations;
               (c) Upon any disability that prevents the VP EMEA Operations from rendering services to the Company consistent with his duties for a period of six (6) consecutive months or more; or
               (d) Upon one hundred eighty (180) days advance notice without "cause" and subject to any payment due under (S) 6.4 herein.

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               6.2. By the VP EMEA Operations. The VP EMEA Operations may
          terminate his engagement by the Company as follows:

               (a) At any time following a material breach hereof that remains uncured by the Company, and which the Company fails to cure within thirty days after written notice; or
               (b)  Upon one hundred eighty (180) days advanced notice.

               6.3. Cause. For the purposes of this Section "cause" means:

               (a) Participating in any crime or similar offence involving money or other property of the Company;
               (b)  Conviction of a felony;
               (c) Continuing failure or refusal to perform directives, consistent with the VP EMEA Operations's duties hereunder after (i) notice that such failure will be deemed to constitute cause for termination and (ii) a reasonable opportunity to cure such failure or refusal;
               (d)  Failure to adhere to material written Company policies; or
               (e)  Knowing and Material violation of Section 7, 8 or 9 herein.

               6.4. Payments Upon Termination. All forms of compensation payable to the VP EMEA Operations will cease effective as of the date of any termination under (S)(S) 6.1 (a) herein. However, the Company shall pay the VP EMEA Operations the equivalent of six months worth of its full compensation (defined as Base Salary, average Incentive Compensation and Other Benefits) as severance pay in the event of termination pursuant to (S) 6.1(c)-(d). In event of termination pursuant to (S) 6.1 (b), the Company shall pay the VP EMEA Operations the equivalent of six months worth of its full compensation (defined as Base Salary, average Incentive Compensation and Other Benefits) as severance pay, such severance pay being paid directly to the VP EMEA Operations's Spouse or to the VP EMEA Operations's children, or their legal Guardian, in the event that the VP EMEA Operations's Spouse does not outlive him.

               6.5. Return of Media. In the event of termination the VP EMEA Operations shall deliver all Media (as defined for the purposes of (S)7 herein) to the Company immediately, and shall destroy any reproductions thereof not delivered to the Company.

               6.6. Notice of termination of the VP EMEA Operations's appointment as Geschaftsfuhrer shall be construed as notice of termination of this Agreement to take effect at the earliest possible time.

               6.7. Survival of Obligations. The obligations of the VP EMEA Operations under (S)(S)7, 8, 9 & 11 shall survive termination hereof.

          7.   Protection of Propriety Information.

               7.1. For the purposes of this and the following section, the term "Company" shall include the Company as previously defined, plus any parent or subsidiary thereof. "Proprietary Information" is defined for the purposes of this and the following section as any and all information (in whole or in part) that the VP EMEA Operations will in future make, conceive, reduce to practice, fix in tangible form, or acquire while employed by the Company (either solely or jointly with others), and that are within the scope of his engagement hereunder or related thereto, or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the Company's business, and is treated by the Company as confidential (whether or not marked "Confidential" or "Proprietary"). The development and acquisition of the Proprietary Information are the result of great effort and expense on the part of the Company and are critical to the success and survival of the Company.

               7.2. By way of illustration but not limitation, Proprietary Information includes (a) trade secrets; (b) inventions, processes, designs, including patents or patent applications thereon; (c) confidential research or development information; (d) works of authorship, including copyrights therefore; or (e) mask works. Proprietary Information also includes data formulas, computer

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          programs, documentation and software, know-how, improvements, discoveries, developments, designs, algorithms, techniques, strategies, new products, marketing plans, forecasts, unpublished financial statements, contract forms, budgets, projections, licences prices, costs, customer and supplier lists and employee rosters, and any other information of a similar nature not available to the public, whether oral or written, in drawings or in machine readable form.

               7.3. "Intellectual Property Rights" is defined for the purposes of this and the following section as all patent, copyright, trade secret, and any other rights associated with the Proprietary Information or the Inventions.

               7.4. "Media" is defined for the purposes of this and the following section as all documents, notes, drawings, specifications, data, computer disks, cassettes, and any tangible medium of expression pertaining to the VP EMEA Operations's work hereunder or containing any Proprietary Information.

               7.5. The VP EMEA Operations recognizes that his relationship with the Company is one of high trust and confidence by reason to access to and contact with the trade secrets and other confidential information of the Company in technical and commercial matters, and also with respect to such secrets and information of the Company's customers, vendors and other parties to whom the Company may owe an obligation of confidence. The VP EMEA Operations therefore agrees that the VP EMEA Operations shall at all times during the VP EMEA Operations's engagement and thereafter protect the Proprietary Information and other confidential information of the Company or that belonging to third parties who may have disclosed such information to the Company under an obligation of confidentiality; not disclose to others or use for the VP EMEA Operations own benefit or for the benefit of any person other than the Company any Proprietary Information (whether or not learned, obtained or developed solely by the VP EMEA Operations or jointly with others).

               7.6. The Company is a work-for-hire author for copyright law purposes of all computer programs, databases ore other writings made hereunder, and All Proprietary Information and the Intellectual Property Rights are and shall remain the sole property of the Company. But the Company may nonetheless request an assignment in lieu or as a supplement of such rights. The VP EMEA Operations hereby assigns to the Company, now and in advance, any Intellectual Property rights that the VP EMEA Operations may have now or shall acquire later.

          8.   Inventions, etc.

               8.1. "Inventions" shall mean all Proprietary Information made, conceived, reduced to practice or learned by the VP EMEA Operations, either alone or jointly with others, during the period that he is employed by the Company, whether or not during normal working hours or on Company premises, that is related to or useful in the business of the Company and results from tasks assigned to him by the Company, or from the use of premises or equipment owned, leased or contracted for by the Company.

               8.2. The VP EMEA Operations shall disclose promptly all Inventions to the Company, or to any persons designated by it.

               8.3. The VP EMEA Operations agrees that all Intellectual Property Rights to the Inventions shall become the sole property of the Company. The VP EMEA Operations hereby assigns to the Company any rights that he may have or quire in the Inventions. The VP EMEA Operations further agrees as to the Inventions to assist the Company in every proper way, at the Company's expense, to secure or enforce from time to time all Intellectual Property Rights in any and all countries and jurisdictions. These services shall include, but not be limited to, preparing and executing any and all documents needed to secure or enforce the Intellectual Property Rights, together with any assignments thereof, and the giving of testimony, in court or otherwise, when needed. The VP EMEA Operations's obligation under this section shall survive termination hereof, but the Company shall compensate the VP EMEA Operations at a reasonable rate for all time spent at the Company's request.

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                    8.4. In the event that the Company is unable, after
               reasonable effort, to secure the VP EMEA Operations's signature on any document needed to secure or enforce the Intellectual Property Rights, whether because or physical or mental incapacity, or any other reason, the VP EMEA Operations hereby designates and appoints the Company and its duly authorized officers and agents irrevocably as the VP EMEA Operations's agents and attorneys-in-fact to act for and in the VP EMEA Operations's behalf and stead, and to do all other lawfully permitted act to further prosecution and issuance of the Intellectual Property Rights with the same legal force and effect as if executed by the VP EMEA Operations.

               9.   Non-Solicitation.

                    9.1. Until the later to occur of (1) the three-year
               anniversary of the date hereof or (2) a period of twelve (12) months following the termination, for any reason, of the VP EMEA Operations's engagement by the Company, the VP EMEA Operations will not, without the Company's prior written approval, directly or indirectly:

                    (a) Recruit, solicit or knowingly induce, or attempt to induce, any employee or consultant of the Company to terminate his employment or consulting relationship with, or otherwise cease his relationship with, the Company; or
                    (b) Solicit, divert or take away, or attempt to do so, the business or patronage of any clients, customers or accounts, or prospective clients, customers or accounts, of the Company (defined, for purposes hereof, as any individual or entity whose business is solicited by the Company, proposed to be solicited by the Company, or who approaches the Company, with respect to possibly becoming a client, costumer, or account during the Engagement Period or Initial Engagement Period).

                    9.2. If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it covers too long a period of time, too great a range of activities, or too broad a geographic area, it shall be narrowed to cover the maximum period of time, range of activities or geographic areas that may be enforceable.

                    9.3. The VP EMEA Operations acknowledges that the restrictions contained in this Section are necessary for the protection of the business and goodwill of the Company and are considered by the VP EMEA Operations to be reasonable for this purpose. The VP EMEA Operations agrees that any breach of this Section will cause the Company substantial and irrevocable damage and, therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company will have the right to seek specific performance and injunctive relief.

     10. Former and Other Employment. The VP EMEA Operations represents that his performance hereunder does not and will not breach any prior agreement with or commitment to any third party to (i) keep proprietary information acquired by him in confidence or trust, or (ii) refrain form competing, directly or indirectly, with the business of such other party. The VP EMEA Operations covenants that he shall not enter into any agreement, either written or oral that conflicts herewith. The VP EMEA Operations represents, as part of the consideration for this Agreement, that the VP EMEA Operations has not brought and shall not bring to the Company any materials or documents of a former or other employer or client that are not generally available to the public unless he has first obtained express written authorization to do so.

     11. Publicity; Use of Marks. The VP EMEA Operations shall not at any time use the Company's name or any the Company trademark(s) or trade name(s) in any advertising or publicity without the prior written consent of the company.

     12.  Miscellaneous.

                    12.1. Entire Agreement. This Agreement constitutes the
               entire agreement between the parties with respect to the matters herein, supersedes all prior understandings and agreements, whether written or oral, and may not be amended or modified except by any instrument in writing signed by both parties hereto.

                    12.2. Successors and Assigns. This Agreement is binding upon and inures to the benefit of both parties and their respective successors and assigns, including any corporation with which or

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               into which the Company may be merged or which may succeed to its assets or business, although the obligations of the VP EMEA Operations are personal and may be performed only by him.

                    12.3. Severability. If any provision hereof is held invalid, illegal of unenforceable, that provision shall be construed so as to most closely reflect the original intent of the parties, but still be enforceable, and the remaining provisions shall continue in full force and effect and shall not be affected or impaired thereby.

                    12.4. Captions. Captions have been inserted herein solely
               for convenience of references, and in no way define, limit or affect the scope or substance of any provision hereof.

                    12.5. Notices. Any notice hereunder shall be in writing and delivered by hand or sent by Federal Express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which a given party may have given notice:

                    To the Company:  ON Technology Geschaftsfuhrungs GmbH - ON
                                      Technology Corp.
                                     880 Winter Street
                                     Waltham, MA UAA 02451
                                     Attn.: Steven Wasserman, Director

                    With a Copy to:  ON Technology's Legal Department
                                     (Same address)

                    To the VP EMEA   Harald Faulhaber
                    Operations       Forststr. 27
                                     82008 Unterhaching, Germany.

                    12.6. Injunctive Relief. The VP EMEA Operations acknowledges and agrees that the extent of damage to the Company in the event of a breach by the VP EMEA Operations of any of the covenants contained herein would be difficult or impossible to ascertain, and that there would be no adequate remedy at law available to the Company in the such event. The VP EMEA Operations agrees therefore that the Company shall be entitled to enforce any or all of the covenants contained herein by injunctive or other equitable relief in addition to receiving damages or other relief to which the Company may be entitled.

                    12.7. Liability. Because of the special German legal term in this section the German text is the leading one.
               (1) Die Gesellschaft ist verpflichtet, durch die Gesellschafterversammlung jahrlich, spatestens zum Zeitpunkt der Feststellung des Jahresabschlusses, einen Beschluss uber die Entlastung des Geschaftsfuhrers fur die vorangegangene Tatigkeit zu fassen.

               The Company will, every year at the latest at the time of accepting the annual accounts, through the annual shareholders meeting or through a shareholder resolution, hold the Geschaftsfuhrer harmless for his activities for the time period covered by such resolution.

               (2) Die Haftung des Geschaftsfuhrers gegenuber der Gesellschaft ist auf vorsatzliches und grob fahrlassiges Verhalten beschrankt.

               The liability of the Geschaftsfuhrer is limited to wilful fraudulent or negligent behaviour and to acts of gross negligence

               (3) Der Geschaftsfuhrer haftet gegenuber der Gesellschaft fur alle Schaden nur bis zu einem Hochstbetrag von Euro 25.000. Diese Beschrankung gilt nicht bei Schaden durch Vorsatz oder grobe Fahrlassigkeit

               The GF liability to the company for all damages is limited to a maximum of Euro 25.000. This limitation shall not apply in the event the damages are caused by the GF's wilful or fraudulent acts or if caused by the GF's gross negligence.

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               (4) Der Geschaftsfuhrer haftet gegenuber der Gesellschaft nicht, sofern und soweit er auf ausdruckliche Weisung der Gesellschafter tatig geworden ist.

               The GF carries has no liability to the company in instances arising from matters where he acted upon the instruction, written or verbal, of the shareholders

                    12.8. Governing Law and Jurisdiction. This Agreement, and
               all transactions hereunder shall be construed, interpreted and enforced in accordance with the law and in the courts of the Republic of Germany. The VP EMEA Operations agrees to submit to the jurisdiction of the said courts for the purposes of suit therein.

                    12.9. Liability Insurance and Indemnification. During the
               term of this Agreement, ON Technology shall ensure that the VP EMEA Operations shall be covered under ON Technology's Officer and Director Errors and Omissions Insurance Policy. In addition, ON Technology hereby confirms that during the VP EMEA Operations' term as an officer of ON Technology, the VP EMEA Operations shall be indemnified by ON Technology to the full extent permitted under ON Technology's Certificate of Incorporation and By-Laws and the General Corporate Law of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending the same to take effect as a sealed instrument, as of the date first written above.

ON Technology Geschaftsfuhrungs GmbH        VP EMEA Operations


By:_________________________________        _______________________________
Name: Ian  Mark Chapman                     Harald Faulhaber
Title: Geschaftsfuhrer


ON Technology Geschaftsfuhrungs GmbH


By:_________________________________
Name: Steven Wasserman
Title: Geschaftsfuhrer of
Wilma 96 Vermogensverwaltungs GmbH
as shareholder of
ON Technology Geschaftsfuhrungs GmbH

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

Schedule 1 to Engagement Agreement

between ON Technology Geschaftsfuhrungs GmbH

and

Harald Faulhaber

The VP EMEA Operations shall in all situations obtain the prior consent of the Company's stockholders for matters exceeding the day-to-day running of the business of the Company including those examples listed Appendix A1 attached hereto.

Schedule 2 to Engagement Agreement

between ON Technology Geschaftsfuhrungs GmbH

and

Harald Faulhaber

The ON Technology Corporation executive compensation plan (designated as "ON Technology Corporation Fiscal Year 2001 commission plan is attached as Appendix A2 attached hereto.

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Appendix A1

The follow matters shall be deemed to exceed the day-to-day business of the ON Technology Europe GmbH % Co. KG and its related entities (the "Company"):

     1.   Adoption of a yearly budget;
     2.   Approval of any measures that exceeds the yearly budget;
     3.   Sale or lease of a substantial amount of the Company's assets;
     4. Acquisition of a substantial amount of the assets or stock or another company;
     5. Entering into, altering or terminating a joint venture, partnership or profit sharing agreement with another company;
     6.   Issuance of Company Stock;
     7. Establishment of a new line of business of the Company or terminating of substantially altering and existing one;
     8. Signing, altering or terminating any licence agreement outside of the ordinary course of business of the Company;
     9. Purchase, sale or encumbrance of real estate of any value or of other fixed asset that exceeds (euro) 100,000 in value;
     10. Standing as a surety, giving a guarantee, accepting joint or several liability for third parties, or granting pledge or other collateral for third parties other than the discounting of bills of exchange in the ordinary course of business of the Company;
     11. Granting a loan or accepting deferred payment terms or taking out a loan outside of the ordinary course of business or budget of the company;
     12. Waiver or subordination of any claim outside the ordinary course of business or budget of the Company;
     13. Hiring of personnel other than through the standard personnel policies of the Company;
     14.  Giving pension promises

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Appendix A2

                     THIS SCHEDULE IS INTENTIALLY LEFT BLANK

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